Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$115,858,890
Unrealized Gain (Loss) on Market Value of Futures	(292,734,340)
Dividend Income	105,327
Interest Income	2,274
ETF Transaction Fees	21,000
Total Income (Loss)	$(176,746,849)

Expenses
Investment Advisory Fee	$703,906
Brokerage Commissions	159,821
NYMEX License Fee	38,003
Audit Fees	13,589
Legal Fees	12,208
Non-interested Directors' Fees and Expenses	10,725
SEC & FINRA Registration Fees	1,860
Total Expenses	$940,112
Net Gain (Loss)	$(177,686,961)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$1,905,692,241
Additions (9,300,000 Units)	317,953,727
Withdrawals (6,500,000 Units)	(231,246,009)
Net Gain (Loss)	(177,686,961)

Net Asset Value End of Period	$1,814,712,998
Net Asset Value Per Unit (56,700,000 Units)	$32.01

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502